SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2005

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On June 2, 2005, we entered into a Securities Purchase Agreement for the private placement sale to ten institutional investors of units consisting of shares of our Series C Convertible Preferred Stock and warrants to purchase shares of our common stock for aggregate gross proceeds of $3.5 million. The placement closed on June 3, 2005.

Pursuant to the Securities Purchase Agreement, we collectively issued to the investors 1,250,004 shares of Series C preferred stock at a price of $2.80 per share. The Series C preferred stock is convertible into shares of our common stock at $2.80 per share. We also granted to the investors warrants to purchase 625,004 shares of our common stock over a three year period at an exercise price of $3.50 per share. The $3.50 per share purchase price, the conversion ratio of the Series C preferred stock, and the exercise price of the warrants are not subject to adjustment, except for standard anti-dilution relating to stock splits, combinations and the like.

In connection with the sale of the securities described above, we entered into a Registration Rights Agreement with the investors. The Registration Rights Agreement requires us to file a selling shareholder registration statement with the SEC by July 15, 2005, for purposes of registering the resale of the investors’ common shares, including the common shares issuable upon conversion of the Series C preferred stock and exercise of the warrants.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, the Certificate of Designation of Preferences and Rights of the Series C Convertible Preferred Stock, the Registration Rights Agreement, and the form of Warrant, which are filed as exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support our reasonable belief that the investors had access to information concerning our operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act). At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

H.C. Wainwright & Co., a NASD registered broker dealer, acted as placement agent in connection with the private placement. We agreed to pay H.C. Wainwright placement agent fees consisting of $175,000 in cash, plus warrants to purchase up to 62,500 shares of our common stock over a three year period at an exercise price of $3.50 per share. The warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. At the time of their issuance, the warrants will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In connection with the transaction described in Item 1.01, we amended our Articles of Incorporation by filing the Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock. The effective date of these amendments is June 8, 2005.

The Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock establishes the rights and preferences of the holders of the Series C preferred stock, including but not limited to the right to convert the Series C preferred stock into shares of common stock at $2.80 per common share, and certain rights upon liquidation. Holders of the Series C preferred stock are entitled to receive dividends in the amount of six percent (6%) per annum, payable semiannually starting December 31, 2005. The dividends may be paid in cash or, at Global ePoint’s option, in shares of its common stock. Global ePoint must redeem the Series C preferred stock beginning in March 2006, at a rate of 1/30th of the outstanding shares per month. The redemption price is equal to the purchase price of the shares being redeemed, plus all related accrued and unpaid dividends. In addition, Global ePoint may choose to redeem the Series C preferred stock at any time at a price equal to 105% of the purchase price, plus all related accrued and unpaid dividends. The rights of the holders of the Series C stock are senior to the rights of the holders of the Series B stock, and junior to the rights of the holders of the Series A stock.

In connection with the previous sale of shares of our Series B Convertible Preferred Stock, we amended our Articles of Incorporation by filing (i) an Amendment to the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock, and (ii) the Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock. The amendment to the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock modified the liquidation preference of the Series A holders by putting them on parity with the holders of the Series B preferred stock with respect to a distribution of assets if the company dissolves or liquidates. The Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock establishes the rights and preferences of the holders of the Series B preferred stock, including but not limited to the right to convert the Series B preferred stock into shares of common stock at $2.80 per common share, and certain rights upon liquidation.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock, the Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock, and the Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock, all of which are filed as exhibits to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing

3(i).1	Amendment to Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock	Filed electronically herewith

3(i).2	Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock	Filed electronically herewith

3(i).3	Certificate of Designation of Preferences and Rights of Series C Convertible Preferred Stock	Filed electronically herewith

10.1	Securities Purchase Agreement	Filed electronically herewith

10.2	Registration Rights Agreement	Filed electronically herewith

10.3	Form of Warrant	Filed electronically herewith

99.1	Press Release	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2005	GLOBAL EPOINT, INC.

/s/ Toresa Lou
Toresa Lou, Chief Executive Officer